ICOA, Inc.
                                                                 111 Airport Rd.
                                                               Warwick, RI 02889
                                                                  (401) 352-2368


ICOA                                                       PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE


       ICOA Appoints Seasoned Finance Executive Stephen N. Cummings as CFO

Warwick, RI, October 27, 2005 -- ICOA, Inc. (OTCBB: ICOA), a national provider of wireless broadband Internet networks and managed services in high-traffic public locations, announced today that Stephen N. Cummings has been appointed Chief Financial Officer.

Rick Schiffmann, CEO of ICOA, said, "Stephen has served as a financial consultant to ICOA since early August. He brings extraordinary credentials to the role of CFO at ICOA. Managing our rapid national growth requires proven financial leadership, and Stephen's steady hand and capacity to scale ICOA going forward is a welcome addition to our senior management team and a great benefit to our company and shareholders."

Cummings, a seasoned financial executive with 31 years of experience in a variety of executive financial roles, will be responsible for all finance, human resources and legal functions, as well as having an integral role in the strategic management of the company. Erwin Vahlsing, former CFO, will remain with the company and serve as Vice President of Finance reporting to Cummings.

Cummings has a distinguished history of success managing rapid growth on a national and international scale. Prior to joining ICOA, Cummings served as Executive Vice President of Finance and Tax for SLI Holdings, an $800 million company operating in 37 countries which was listed on the New York Stock Exchange prior to going private. Prior, Cummings managed the $200 million Treasury and Tax Department for ENSR Corporation, a subsidiary of RWE, AG. He has also held positions with Gruntal & Co, the KIS Corporation, Berlex Laboratories and WISS & Co CPAs. He holds a BBA, Accounting and Finance, from Pace University and is a member of the Tax Executive Institute.

"I am attracted to ICOA during this exciting time of rapid growth in the broadband wireless market because of its solid performance towards scalable profitability and its proven team of industry pioneers and veterans," said Cummings. "Further, I'd like to thank Erwin Vahlsing for remaining with the Company in order to maintain continuity."

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About ICOA, Inc.
ICOA, Inc. is a national provider of neutral-host wireless and wired broadband Internet networks in high-traffic public locations. ICOA provides design, installation, operations, maintenance and management of neutral, common-use 802.11x standard WLAN Wi-Fi hot spot and hot zone infrastructure throughout airport facilities, quick-service restaurants, universities, travel plazas, marinas, hospitality and hot zone locations. ICOA owns or operates over 1,300 broadband access installations in high-traffic locations across 45 states. For additional information, visit http://www.icoacorp.com.

For more information, contact ICOA Vice President of Corporate Development John Balbach at (401) 352-2368 or email jbalbach@icoacorp.com.

The foregoing contains "forward-looking statements," which are based on management's beliefs, as well as on a number of assumptions concerning future events and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ICOA's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see ICOA's filings with the Securities and Exchange Commission. ICOA disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ICOA.